EXHIBIT 10.2

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Soligenix, Inc. (the “Corporation”):

Optionee:  [NAME]

Grant Date:  [DATE]

Vesting Commencement Date:  [DATE]

Exercise Price:  $[PRICE] per share

Number of Option Shares: [NUMBER] shares

Expiration Date:  [DATE]

Type of Option: (check as appropriate)            Incentive Stock Option            Non-Qualified Stock Option

Vesting Schedule:  The Option vest immediately as to [NUMBER] shares and to vest as to the remainder at a rate of [NUMBER] of the shares every three months, subject to the terms of the Soligenix, Inc. 2025 Equity Incentive Plan (the “Plan”).

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan.   Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

Not an Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

Dated: [DATE]

SOLIGENIX, INC.

By:
Christopher Schaber, PhD
President & Chief Executive Officer

OPTIONEE – [NAME]

SOLIGENIX, INC. – 2025 PLAN

STOCK OPTION AGREEMENT

RECITALS

A.  The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to Soligenix, Inc. (the “Corporation”) (or any Parent or Subsidiary).

B.  Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.  All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 16.

3.Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

4.Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 1.

5.Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6.Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

7.Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check made payable to the Corporation;

(B)a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 11;

(C)shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)In no event may this option be exercised for any fractional shares.

8.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

9.Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

10.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

12.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

13.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois without resort to that State’s conflict-of-laws rules.

14.Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

15.Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)This Incentive Option my only be granted to an Employee. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

16.Effect of Termination of Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(a)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for a period of three months or period thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(b)Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(c)During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(d)Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(e)The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Soligenix, Inc. (the “Corporation”) that I elect to purchase                  shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $                 per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 2025 Equity Incentive Plan on                     ,  20    .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

                                       , 20    .

Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Stock Option Agreement.

B.Board shall mean the Corporation’s Board of Directors.

C.Code shall mean the Internal Revenue Code of 1986, as amended.

D.Common Stock shall mean the Corporation’s common stock.

E.Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F.Corporation shall mean Soligenix, Inc., a Delaware corporation.

G.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 7 of the Agreement.

I.Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

J.Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of

1

Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)If the Common Stock is at the time traded on the Nasdaq OTC Market, then the Fair Market Value shall be the mean of the highest bid and lowest asked prices per share of Common Stock on the date in question, as such prices are quoted by the National Association of Securities Dealers. If both bid and asked prices are not available for the date in question, then the Fair Market Value shall be the average of the highest bid and lowest asked prices for the last preceding date for which such quotations exist.

L.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M.Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N.Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

0. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

P.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

2

Q.Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

R. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

S.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

T.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

V.Plan shall mean the Corporation’s 2025 Equity Incentive Plan.

W.Plan Administrator shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

X.Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

Y.Stock Exchange shall mean all U.S. Stock Exchanges. Over the Counter, or the New York Stock Exchange.

Z.Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3